UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)
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Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Rush Street Interactive, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

RUSH STREET INTERACTIVE, INC.
900 N. Michigan Avenue, Suite 950
Chicago, Illinois 60611

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT DATED APRIL 24, 2026
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 3, 2026
This supplement (the “Supplement”) amends and supplements the Notice of 2026 Annual Meeting of Stockholders and Proxy Statement of Rush Street Interactive, Inc. (the “Company”), dated April 24, 2026 (the “Proxy Statement”), provided to stockholders in connection with the Company’s 2026 Annual Meeting of Shareholders to be held on June 3, 2026. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about May 8, 2026.
This Supplement updates the disclosure in the Proxy Statement (pages 4 and 40) relating to the effect of “broker non-votes” on Proposal No. 3 - Amendments to the Charter. The voting options for this proposal are “FOR”, “AGAINST” or “ABSTAIN”. “Broker non-votes,” if any, will count as votes “AGAINST” this proposal.
Except as specifically supplemented by the information in this Supplement, all information set forth in the Proxy Statement remains unchanged. From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby. The Proxy Statement contains important information, and this Supplement should be read in conjunction with the Proxy Statement.